                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITOR


         We consent to the incorporation by reference in the Registration Statement on Form S-4 and related Prospectus pertaining to the proposed domestication of Daugherty Resources, Inc., of our report dated March 23, 2003, relating to the consolidated financial statements of Daugherty Resources, Inc., which report appears in the Annual Report of Daugherty Resources, Inc. on Form 10-KSB for the year ended December 31, 2002.


              /S/ KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
              -----------------------------------------------------
                KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
                              CHARTERED ACCOUNTANTS


Toronto, Ontario
October 30, 2003